                                                                     Exhibit 16

                            SCHEDULE FOR COMPUTATION
                           OF PERFORMANCE QUOTATIONS
                                  (Unaudited)


One Year:
---------                               1
$1,000                 $1,000(1+(.0007))            =         $999.30



Five Years:
-----------
                                      5
$1,000                 $1,000(1+.0117)              =        $1,059.89


Ten Years:
----------
                                      10
$1,000                 $1,000(1+.0741)              =       $2,043.84